EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

Kevin S. Kelly, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of Atalanta/Sosnoff Investment Trust (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                     CHIEF FINANCIAL OFFICER

Atalanta/Sosnoff Investment Trust           Atalanta/Sosnoff Investment Trust


/s/ Kevin S. Kelly                          /s/ Mark J. Seger
Kevin S. Kelly, President                   Mark J. Seger, Treasurer
---------------------------------           ---------------------------------
Date:  July 30, 2004                        July 30, 2004



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO ATALANTA/SOSNOFF INVESTMENT TRUST AND WILL BE RETAINED BY ATALANTA/SOSNOFF INVESTMENT TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.